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                                                                   EXHIBIT 10.10
                                 LIFE INSURANCE

                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                                    AGREEMENT

Insurer/Policy Number:      Beneficial Life Insurance Company/BL2114939
                            Northwestern Mutual Life Insurance Company/16232160

Bank:                       Southwest Community Bank

Insured:                    Stuart F. McFarland

Relationship of Insured to Bank: Executive Officer

Date:                       January 6, 2003

The respective rights and duties of the Bank and the Insured in the above policy(ies) (the "Policy" or Policies) shall be as follows:

I.       DEFINITIONS

         Refer to the Policy provisions for the definition of all terms in this Agreement.

II.      POLICY TITLE AND OWNERSHIP

         Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw the Policy cash values. Where the Bank and the Insured (or the Insured's beneficiary[ies] or assignee[s], with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject split dollar Policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.     BENEFICIARY DESIGNATION RIGHTS

         The Insured (or beneficiary[ies] or assignee[s]) shall have the right and power to designate a beneficiary or beneficiaries to receive his share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

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IV.      PREMIUM PAYMENT METHOD

         The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to maintain the Policy in force.

V.       TAXABLE BENEFIT

         Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the internal Revenue Service plus the amount of any taxes paid and taxes on taxes paid (collectively "Taxes") related to the receipt of such benefit ("gross-up") based on the Table below, or as adjusted based on then prevailing income tax rates:

FEDERAL TAX         STATE TAX         FICA TAX          MEDICARE TAX

   RATE               RATE              RATE               RATE
   ----               ----              ----               ----
   39.60%             9.30%             7.65%*'            1.45%

*The Social Security portion of the FICA tax only applies in years where the Employee has not otherwise reached the maximum tax. The Medicare tax only applies in years where the Employee has otherwise reached the maximum non-Medicare portion of the FICA tax.

         The Bank (or its administrator) will report to the Insured the amount of imputed income received each year on Form W-2 or its equivalent.

VI.      DIVISION OF DEATH PROCEEDS

         Subject to Paragraph VII herein, the division of the death proceeds of the Policies is as follows:

1. If death occurs on or before the attainment of age seventy (70), the Insured's beneficiary(ies), (designated in accordance with Paragraph
         III), shall be entitled to an amount equal to the lesser of $500,000, or one hundred percent (100%) of the net at risk insurance portion of the proceeds. If death occurs after age seventy (70) but on or before age eighty (80), the Insured's beneficiaries shall be entitled to the lesser of $350,000, or one hundred percent (100%) of the net at risk insurance proceeds. If death occurs after age eighty (80), the Insured's beneficiaries shall be entitled to the lesser of $200,000, or one hundred percent (100%) of the net at risk insurance proceeds. The net at risk insurance portion is the total proceeds less the cash value of the Policy.

2. Payment of the death benefit determined by the preceding paragraph shall be made and distributed from the Policies in the following order, with resort to each succeeding policy only to the extent that the proceeds of each prior listed Policy are insufficient to satisfy the specified death benefit in full: (a) Northwestern Mutual Life/16232160
         (b) Beneficial Life/BL2114939.

                                       2
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3.       The Bank and the Insured (or the Insured's beneficiary[ies] or assignee[s]) shall share in any interest due on the death proceeds on a pro rata basis in the ratio that the proceeds due the Bank and the Insured, respectively, bears to the total proceeds, excluding any such interest.

4.       In the event that the Policy is terminated other than as a result of
         (a) a termination of this Agreement pursuant to paragraph X or (b) any intentional act of the Insured which results in the termination of the Policy, then the Bank shall pay to the Insured's beneficiary(ies) an amount which will provide a total after-tax death benefit equal to the benefit that the Insured would have received if the Policy had not been terminated.

VII.     DIVISION OF CASH SURRENDER VALUE

         The Bank shall at all times be entitled to an amount equal to the Policy's cash value, as that term is defined in the Policy, less any Policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable Policy surrender charges. Such cash value shall be determined as of the date of surrender of the Policy or death of the Insured as the case may be.

VIII.    PREMIUM WAIVER

         If the Policy contains a premium waiver provision, any such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.

IX.      RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

         In the event the Policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the Policy's cash value. Such endowment proceeds or annuity benefits shall be treated like death proceeds for the purposes of division under this Agreement.

X.        TERMINATION OF AGREEMENT

         This Agreement shall terminate at the option of the Bank following thirty (30) days written notice to the Insured upon the happening of any one of the following:

1. The Insured's right to receive benefits under that certain Executive Supplemental Compensation Agreement effective as of October 1, 2002 shall terminate for any reason other than the Insured's death, or

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2.       The Insured shall be discharged from service with the Bank for cause.
         The term "for cause" shall mean:

                  (a) The Insured's deliberate violation of (i) any state or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of the Bank, or (ii) of the rules or regulations of the California Department of Financial Institutions, the Federal Deposit Insurance Corporation, the Federal Reserve Board of Governors, the Office of the Comptroller of the Currency or any other regulatory agency or governmental authority having jurisdiction over the Employer, which has a material adverse effect upon the Bank; or

                  (b) The Insured's conviction of (i) any felony or (ii) a crime involving moral turpitude or a fraudulent or dishonest act which, in each case, has a material adverse effect on the Insured.

         Upon such termination, the Insured (or the Insured's beneficiary[ies] or assignee[s]) shall have a ninety (90) day option to receive from the Bank an absolute assignment of the Policy[ies) in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment shall be an amount equal to the Policy's[ies'] cash value, as that term is defined in such Policy[ies], and shall not take into account any amount of premiums that have been paid by the Bank:

                           (i) The Bank's share of the cash value of the Policy on the date of such assignment, as defined in this Agreement.

                           (ii) The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

         Should the Insured (or the Insured's beneficiary[ies] or assignee[s]) fail to exercise this option within the prescribed ninety (90) day period, the Insured (or the Insured's beneficiary[ies] or assignee[s]) agrees that all of his or her rights, interest and claims in the Policy shall terminate as of the date of the termination of this Agreement.

         Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

XI.      INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

         Except as otherwise provided in Paragraph III above, the Insured may not, without the prior written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the Policy nor any rights, options, privileges or duties created under this Agreement.

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XII.     AGREEMENT BINDING UPON THE PARTIES

         This Agreement shall be binding upon the Insured and the Bank, and their respective heirs, successors, personal representatives and assigns, as applicable.

XIII.    NAMED FIDUCIARY AND PLAN ADMINISTRATOR

         The Bank is hereby designated the "Named Fiduciary" until resignation or removal by its Board of Directors. As Named Fiduciary, the Bank shall be responsible for the management, control, and administration of this Agreement as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operations responsibilities of this Agreement, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIV.     FUNDING POLICY

         The funding Policy for this Agreement shall be to maintain the Policy in force by paying, when due, all premiums required.

XV.      CLAIM PROCEDURES

         Claim forms or claim information as to the subject Policy[ies] can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the Policy[ies], it should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

         In the event that a claim is not eligible under the Policy[ies], the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the Policy[ies]. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, it should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XVI.     GENDER

         Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

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XVII.    INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

         The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as set forth herein upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy[ies provisions shall fully discharge the Insurer from any and all liability.

IN WITNESS WHEREOF, the Insured and a duly authorized Bank officer have signed this Agreement as of the above written date.

SOUTHWEST COMMUNITY BANK                     INSURED

/s/ Frank J. Mercardante                     /s/ Stuart F. McFarland
--------------------------------             -----------------------------------
Frank J. Mercardante                         Stuart F. McFarland

                                       6
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                          BENEFICIARY DESIGNATION FORM

Primary Designation:

         Name                                           Relationship
-----------------------                                 ------------
Michelle J. McFarland                             Wife

Contingent Designation:

-----------------------------                     ------------------------------

-----------------------------                     ------------------------------

-----------------------------                     ------------------------------

January 6, 2003

Signed:  /s/ Stuart F. McFarland
         --------------------------------------
         Stuart F. McFarland

                                       7
Exhibit 10.10

BENEFICIARY DESIGNATION FORM

PRIMARY DESIGNATION:

                   NAME                                 RELATIONSHIP
---------------------------------------------           ------------
Stuart F. McFarland and Michelle J. McFarland     Trust
as trustees under the S&M McFarland Family        ------------------------------
Trust dated 12-22-2002.

CONTINGENT DESIGNATION:

--------------------------------                  ------------------------------

--------------------------------                  ------------------------------

--------------------------------                  ------------------------------

February 6, 2003

Signed: /s/ Stuart F. McFarland
        -------------------------------------
        Stuart F. McFarland

Exhibit 10.10